Filed Pursuant to Rule 424(b)(3)
Registration No. 333-205960

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
SUPPLEMENT NO. 5 DATED JULY 12, 2016
TO THE PROSPECTUS DATED FEBRUARY 16, 2016

This document supplements, and should be read in conjunction with, our prospectus dated February 16, 2016, as supplemented by Supplement No. 4 dated June 17, 2016, which superseded and replaced all previous supplements to our prospectus. Unless otherwise defined in this Supplement No. 5, capitalized terms used have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 5 is to disclose:

•	the satisfaction of our minimum offering in Washington and the status of our public offering;

•	updates to the suitability standards applicable to Iowa investors;

•	our process for the admission of stockholders and revised subscription instructions for shares of our common stock;

•	our acquisition of Auburn MOB, located in Auburn, California and our potential acquisition of Rochester Hills MOB, located in Rochester Hills, Michigan;

•	updates to our stockholder servicing fee;

•	the declaration of distributions to our stockholders; and

•	a revised form of our Subscription Agreement, attached as Exhibit B to our prospectus.

Satisfaction of Our Minimum Offering in Washington and Status of Our Public Offering

We commenced our initial public offering of shares of our common stock on February 16, 2016. Until subscriptions aggregating at least $20,000,000 were received and accepted by us, all subscription proceeds from residents of Washington were placed in escrow. The conditions of our minimum offering in Washington were satisfied on July 8, 2016, and as of such date we were able to admit Washington subscribers as stockholders. Residents of Pennsylvania will not be admitted as stockholders until we receive and accept subscriptions aggregating at least $150,000,000. Effective June 17, 2016, we are offering up to approximately $2,800,000,000 in shares of Class T common stock and $200,000,000 in shares of Class I common stock in our primary offering. We are also offering $150,000,000 in shares of our common stock pursuant to our distribution reinvestment plan, or DRIP. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP, and among classes of stock.

As of July 8, 2016, we had received and accepted subscriptions in this offering for 2,060,193 shares of Class T and Class I common stock, or approximately $20,475,000, excluding shares of our common stock issued pursuant to our DRIP. As of July 8, 2016, approximately $2,979,525,000 in shares of our common stock remained available for sale to the public pursuant to this offering, excluding shares available pursuant to the DRIP. We will sell shares of our common stock in our offering until the earlier of February 16, 2018, or the date on which the maximum offering amount has been sold; provided however, that our board of directors may extend this offering for an additional year or as otherwise permitted under applicable law.

Suitability Standards for Iowa Investors

The suitability standards applicable to Iowa investors stated in the seventh paragraph of the “Suitability Standards — General” section beginning on page i of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Iowa — An investor must have, excluding the value of the investor’s home, furnishings and automobiles, either (1) a net worth of at least $300,000 or (2) a gross annual income of at least $70,000 and a net worth of at least $100,000. In addition, an investor’s aggregate investment in shares of our common stock and any other public non-exchange traded real estate investment trust cannot exceed 10.0% of that investor’s liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of an investor’s total net worth that consists of cash, cash equivalents and readily marketable securities. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, are not subject to this 10.0% investment limitation.

Admission of Stockholders and Revised Subscription Instructions

The “How to Subscribe” section on page iv of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Investors who meet the suitability standards described herein may subscribe for shares of our common stock as follows:

•	Review this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement is included in this supplement as Exhibit B.

•
Deliver the full purchase price of the shares of our common stock being subscribed for in the form of checks, drafts, wire, Automated Clearing House (ACH) or money orders, along with a completed, executed Subscription Agreement, to your participating broker-dealer. For instructions on wiring funds, see the Wiring Instructions, included in this supplement as Exhibit B.

•
Make your form(s) of payment payable to “Griffin-American Healthcare REIT IV, Inc.,” except that Pennsylvania investors should make their form(s) of payment payable to “UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc.” until we have received and accepted subscriptions for $150,000,000, at which point form(s) of payment should be made payable to “Griffin-American Healthcare REIT IV, Inc.”

By executing the Subscription Agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the minimum income and net worth standards we have established.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved custodian or trustee must process and forward to us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. See the “Suitability Standards” and the “Plan of Distribution — Subscription Process” sections of this prospectus for additional details on how you can subscribe for shares of our common stock.

The first paragraph of the “Plan of Distribution — Subscription Process” section on page 195 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

To purchase shares of our common stock in this offering, you must complete and sign a subscription agreement similar to the one contained in this supplement as Exhibit B. After you become a stockholder, you may purchase additional shares of our common stock by completing and signing an additional investment subscription agreement similar to the one contained in this supplement as part of Exhibit B. You should pay for your shares of our common stock by delivering the full purchase price of the shares of our common stock in the form of checks, drafts, wire, Automated Clearing House (ACH) or money orders, payable to “Griffin-American Healthcare REIT IV, Inc.,” except that Pennsylvania investors should make their form(s) of payment payable to “UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc.” until we have received and accepted subscriptions for $150,000,000, at which point form(s) of payment should be made payable to “Griffin-American Healthcare REIT IV, Inc.”

Acquisitions

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary — Description of Investments” section on page 7 of our prospectus and the “Investment Objectives, Strategy and Criteria — Real Estate Acquisitions” section on page 103 of our prospectus:

Acquired Property

As of July 12, 2016, we had completed one acquisition comprising one building, or approximately 19,000 square feet of gross leasable area, or GLA, for an aggregate purchase price of $5,450,000, as listed below:

Acquisition(1)	Type of Property	GLA (Sq Ft)	Occupancy	Date Acquired	Contract Purchase Price	Property Taxes(2)	Location
Auburn MOB	Medical Office	19,000	100%	06/28/16	$5,450,000	$64,000	Auburn, CA
___________
(1) We own 100% of the property acquired.
(2) Represents the real estate taxes on the property for 2015.

On June 28, 2016, we acquired Auburn MOB, a single-story medical office building located in Auburn, California, for an aggregate purchase price of $5,450,000, plus closing costs, from an unaffiliated third party. Built in 1997, Auburn MOB is located within close proximity to Sutter Auburn Faith Hospital, as well as various assisted living and memory care facilities. As of July 2016, Auburn MOB is 100% leased to The Regents of the University of California for the benefit of UC Davis Medical Group, with such lease expiring in 2020. Medical services provided at Auburn MOB include family medicine, internal medicine, pediatrics, cardiology, obstetrics/gynecology and orthopaedics.

We financed the purchase of Auburn MOB using funds raised through this offering. We paid our advisor a base acquisition fee of 2.25% of the contract purchase price of the property. We also accrued for a contingent advisor payment of 2.25% of the contract purchase price of the property, which shall be paid to our advisor subject to the satisfaction of certain conditions as described more fully in our prospectus. AHI Management Services, Inc., or AHI Management Services, a subsidiary of American Healthcare Investors, LLC, our co-sponsor and the managing member of our advisor, will provide property management oversight services and receive a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to Auburn MOB. Among other things, AHI Management Services has the authority to negotiate and enter into leases of our properties on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to authorize payment of property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. Other affiliates of ours may receive additional fees or other compensation as a result of our property acquisition in accordance with the compensation provisions described in our prospectus.

Potential Acquisition

As of July 12, 2016, we, through our subsidiary, entered into a purchase and sale agreement for the acquisition of the following property from an unaffiliated third party:

Property Name	Type of Property	GLA (Sq Ft)	Current Occupancy	Contract Purchase Price	Date of Purchase Agreement	Location
Rochester Hills MOB	Medical Office	30,000	93%	$8,300,000	06/20/16	Rochester Hills, MI

On June 20, 2016, we, through GAHC4 Rochester Hills MI MOB, LLC, our wholly owned subsidiary, entered into a Real Estate Purchase Agreement and Escrow Instructions, or the Purchase Agreement, with 6700 N. Rochester, LLC, or seller, and Chicago Title Insurance Company, as escrow agent, for the purchase of Rochester Hills MOB, an approximately 30,000-square-foot medical office building located in Rochester Hills, Michigan, for a purchase price of $8,300,000, plus closing costs. Rochester Hills MOB is approximately 93% leased to seven tenants, the largest of which are William Beaumont Hospital, Richards & Richardson, PC and Paint Creek Obstetrics & Gynecology, PC. Medical services provided at Rochester Hills MOB include dialysis, imaging, laboratory services, physical therapy, radiology and minimally invasive surgery. We are not affiliated with seller or Chicago Title Insurance Company.

The material terms of the Purchase Agreement include: (i) a due diligence period of 30 days from the effective date of the Purchase Agreement; (ii) an initial deposit of $150,000 due within three business days after the effective date of the Purchase

Agreement and an additional deposit of $150,000 after the expiration of the due diligence period, which shall be applied to the purchase price and is nonrefundable except in limited circumstances, such as seller’s breach of the Purchase Agreement or our failure to obtain final loan assumption approval; (iii) a closing date within 14 days following the expiration of the due diligence period or loan assumption approval period, as applicable; (iv) the assumption of an existing loan as evidenced by a note having an outstanding principal balance of approximately $4,303,000 as of June 20, 2016; (v) a right to terminate the Purchase Agreement, in our sole discretion, at any time prior to or on the expiration of the due diligence period; (vi) a hold back provision providing that Chicago Title Insurance Company shall hold back the sum of $100,000 from the purchase price to be placed in an interest-bearing account for a period beginning on the closing date until the expiration of Seller’s Representation, Warranty and Covenant Survival Period, as defined in the Purchase Agreement, or nine months after the closing date, which funds shall serve as the source of payment for any post-closing claims we may have against seller; and (vii) in the event that seller is in default, the right for us to either: proceed to closing with no reduction in the purchase price and seek specific performance, or terminate the Purchase Agreement and recover the full deposit and, in the event seller’s default is the result of intentional fraud or willful misconduct, receive reimbursement of out-of-pocket costs up to $80,000. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

We expect that AHI Management Services will provide property management oversight services and receive a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to Rochester Hills MOB. We intend to finance the purchase of Rochester Hills MOB through the assumption of a loan with a principal outstanding balance of approximately $4,303,000 as of June 20, 2016 and from funds raised through this offering. We also anticipate paying an acquisition fee based on the purchase price of the property to our advisor in connection with the acquisition of such property, as described in our prospectus. We anticipate closing this potential acquisition in the third quarter of 2016; however, we can give no assurance that the closing will occur within this timeframe, or at all. The potential acquisition is subject to substantial conditions to closing. Our decision to consummate the acquisition will generally depend upon:

•	the satisfaction of the conditions to the acquisition contained in the Purchase Agreement;

•	no material adverse change occurring relating to the property, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from this offering and financing proceeds to make the acquisition; and

•	our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Due to the considerable conditions that must be satisfied in order to acquire Rochester Hills MOB, we cannot give any assurances that the closing of this acquisition is probable.

In evaluating Rochester Hills MOB as an acquisition or potential acquisition and determining the appropriate amount of consideration to be paid for the property, we have considered a variety of factors including the overall valuation based on net operating income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rate at the property is comparable to market rates. We believe that the property is well located, well maintained and has been professionally managed. Rochester Hills MOB will be subject to competition from similar medical office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. We have not considered any other factors materially relevant to our decision to acquire Rochester Hills MOB.

Stockholder Servicing Fee

The following row supersedes and replaces the “Stockholder Servicing Fee” row in the table contained in the “Prospectus Summary — Compensation to Our Advisor, Our Dealer Manager and Their Affiliates” section beginning on page 13 of our prospectus and the table contained in the “Compensation Table” section beginning on page 104 of our prospectus. In addition, all similar references to the determination of the stockholder servicing fee contained in our prospectus are hereby revised accordingly.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Maximum Offering(1)
Acquisition and Development Stage

Stockholder Servicing Fee (our dealer manager)
A quarterly fee with respect to Class T shares that will accrue daily in an amount equal to 1/365th of 1.0% of the most recent purchase price per share of Class T shares sold in our primary offering up to a maximum of 4.0% in the aggregate. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to the DRIP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding the DRIP offering) terminates; (iii) the date that such Class T share is redeemed or is no longer outstanding; or (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. We cannot predict if or when this will occur. Our dealer manager may, in its discretion, reallow to participating broker-dealers all or a portion of the stockholder servicing fee for services that such participating broker-dealers perform in connection with the shares of our Class T common stock. No stockholder servicing fee shall be paid with respect to Class I shares or shares sold pursuant to the DRIP.
$112,000,000

Declaration of Distributions

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary — Distribution Policy” section on page 20 of our prospectus and the “Description of Capital Stock — Distribution Policy” section on page 173 of our prospectus:

On June 28, 2016, our board of directors authorized a daily distribution to our Class T stockholders of record as of the close of business on each day of the period commencing on July 1, 2016 and ending September 30, 2016 and to our Class I stockholders of record as of the close of business on each day of the period commencing on the date that the first Class I share is sold and ending on September 30, 2016.

The daily distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001643836 per share of our Class T and Class I common stock. These distributions will be aggregated and paid in cash or shares of our common stock pursuant to our DRIP monthly in arrears. The distributions to our Class T stockholders declared for each record date in the July 2016, August 2016 and September 2016 periods will be paid in August 2016, September 2016 and October 2016, respectively, only from legally available funds. The distributions to our Class I stockholders, if any, declared for each record date in the June 2016, July 2016, August 2016 and September 2016 periods will be paid in July 2016, August 2016, September 2016 and October 2016, respectively, only from legally available funds.

Subscription Agreement

The form of Subscription Agreement contained in Exhibit B of our prospectus is hereby superseded and replaced with the revised form of subscription agreement attached to this supplement as Exhibit B.

EXHIBIT B

GRIFFIN AMERICAN IV HEALTHCARE REIT

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Griffin-American Healthcare REIT IV, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT

Enter the amount to be invested in shares of Class T or Class I stock. The full purchase price of the shares subscribed for should be delivered, in the form of checks, drafts, wire, Automated Clearing House (ACH) or money orders, payable to the order of "Griffin-American Healthcare REIT IV, Inc." except for Pennsylvania investors, who should issue payment to "UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc." until we receive the minimum offering applicable in Pennsylvania. Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled **"Suitability Standards."** (Certain states have imposed special suitability standards as set forth in the Prospectus.) Class I shares are only available for purchase by certain categories of investors, as set forth in the prospectus, as supplemented.

The minimum required initial investment is $2,500; provided however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR FORM(S) OF PAYMENT MADE PAYABLE TO "GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC." EXCEPT FOR PENNSYLVANIA INVESTORS, WHO SHOULD ISSUE PAYMENT TO "UMB BANK ESCROW AGENT FOR GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC." UNTIL WE RECEIVE THE MINIMUM OFFERING APPLICABLE IN PENNSYLVANIA, TO:

Regular Mail: Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.

(4) INVESTOR INFORMATION REQUIRED

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate mailing address if different than the home address in item 4(b).

(4)d Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(4)f Check the box if either the investor or joint investor is an employee of Griffin-American Healthcare REIT IV, Inc., American Healthcare Investors, LLC, or their affiliates, or an affiliate or Board Member of the Company.

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HC4-IU1744(0716)

GRIFFIN AMERICAN IV HEALTHCARE REIT

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

(5) DISTRIBUTION OPTIONS

Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRIP"). If you are reinvesting pursuant to the DRIP, you may elect to reinvest all or a portion of your cash distributions by indicating in Section 5 the percentage desired in cash and the percentage desired to be reinvested pursuant to the DRIP (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House ("ACH"), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank.

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/ Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

(6) SIGNATURES

The Subscription Agreement/Signature Pages must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified plan, if applicable.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor ("RIA"). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale).

The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with your form(s) of payment, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer.

Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement
8. Money orders

Pay to the order of "Griffin-American Healthcare REIT IV, Inc." except for Pennsylvania investors, who should issue payment to "UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc." until we receive the minimum offering applicable in Pennsylvania.

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-926-2688.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the form(s) of payment, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the form(s) of payment.

Regular Mail: Griffin-American Healthcare REIT IV, Inc., C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin-American Healthcare REIT IV, Inc., C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

PAGE 2 OF 6

HC4-IU1744(0716)

GRIFFIN AMERICAN IV HEALTHCARE REIT

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed)

Please issue form(s) of payment payable to:

"Griffin-American Healthcare REIT IV, Inc." except for Pennsylvania investors, who should issue payment to "UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc." until we receive the minimum offering applicable in Pennsylvania.

Minimum initial investment = $2,500
Minimum initial IRA investment = $1,500

☐ Funds Enclosed
☐ Funds Wired
☐ Funds to Follow

TOTAL INVESTED IN SHARES OF ***CLASS T*** STOCK $ ______

TOTAL INVESTED IN SHARES OF ***CLASS I*** STOCK (i.e., Fee Based Accounts)* $ ______

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual** Investor must sign & initial

☐ **Joint Tenants with Right of Survivorship** All parties must sign & initial

☐ **Tenants in Common** All parties must sign & initial

☐ **Community Property** All parties must sign & initial

☐ **Pension or Profit Sharing Plan** Trustee or custodian signature required

☐ **Trust** Trustee or Grantor signature(s) required — DATE ESTABLISHED (required) ______
- ☐ Currently Revocable
- ☐ Irrevocable

☐ **Company or Corporation** Authorized officer must sign or initial
- ☐ S-Corp
- ☐ C-Corp

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act** Custodian must sign or initial

☐ **Partnership or LLC** Authorized Agent must sign or initial

☐ **Qualified non-custodial administrator**

☐ **Other:** ______ (SPECIFY)

NAME OF TRUST OR BUSINESS ENTITY ______

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ **IRA** ______ (TYPE) ☐ **Qualified Pension or Profit Sharing Plan** ☐ **Non-Qualified Custodial Account** ☐ **Other:** ______ (SPECIFY)

NAME OF CUSTODIAN OR TRUSTEE ______

MAILING ADDRESS ______

CITY ______ STATE ______ ZIP CODE ______

BUSINESS PHONE ______

SECTION (3)a

CUSTODIAN TAX ID # ______ CUSTODIAN ACCOUNT # ______

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR ______

* Class I shares are only available for purchase by certain categories of investors, as set forth in the prospectus, as supplemented.

PAGE 3 OF 6

HC4-IU1744(0716)

GRIFFIN AMERICAN IV HEALTHCARE REIT

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(4) INVESTOR INFORMATION (REQUIRED)

SECTION (4)a

NAME OF INVESTOR OR TRUSTEE (REQUIRED) ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other:**________

NAME OF JOINT INVESTOR ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other:**________

SECTION (4)b

STREET ADDRESS (REQUIRED) NO P.O. BOX

CITY | STATE | ZIP CODE

HOME PHONE (REQUIRED) | BUSINESS PHONE | EXTENSION

E-MAIL ADDRESS (Recommended)

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the Company can send to me electronically.

(SIGNATURE REQUIRED)

SECTION (4)c

ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

SECTION (4)d

REQUIRED →

INVESTOR DATE OF BIRTH (MM/DD/YYYY) | JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY) | ENTITY TAX ID # (if applicable)

INVESTOR SSN# | JOINT INVESTOR / AUTHORIZED SIGNER SSN#

SECTION (4)e

Please indicate Citizenship Status (REQUIRED): If a box is not checked, U.S. Citizenship will be applied by default.

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien***

*If non-resident alien, investor must submit the appropriate w-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

SECTION (4)f Please indicate if:

☐ **Employee, Affiliate or Board Member of Griffin-American Healthcare REIT IV, Inc.**

(5) DISTRIBUTION OPTIONS (REQUIRED)

All distributions for custodial accounts will be sent to the custodian.

If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.

☐ **Distribution Reinvestment Plan (DRIP)**
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.
________% DRIP ________% cash (must equal 100%)

☐ **Cash Distributions Directed to:**

☐ **Via Electronic Deposit (ACH)** Complete information below. See ACH Language in Section 5 of the instructions.
- ☐ **Checking** (must enclose voided check)
- ☐ **Savings** (verification from bank must be provided)

☐ **Mail to Alternate Address (4c)**

☐ **Mail to Street Address (4b)**

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# (FOR ACH ONLY) | ACCOUNT #

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

PAGE 4 OF 6

HC4-IU1744(0716)

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.

Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

Residents of Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Tennessee and Vermont

(A) INITIALS ____ INITIALS ____

I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement/ Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

(B) INITIALS ____ INITIALS ____

I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if I am a (we are) resident(s) of California, Iowa or New Jersey, that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

(C) INITIALS ____ INITIALS ____

I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/ Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

(D) INITIALS ____ INITIALS ____

I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

(E) INITIALS ____ INITIALS ____

If I am a (we are) resident(s) of **Alabama**, the aggregate investment in the Company and its affiliates does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Iowa**, the investment in the Company and any other public, non-exchange traded real estate investment trust does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, are not subject to this 10.0% investment limitation. If I am a (we are) resident(s) of **Kansas**, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth (total assets minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. If I am a (we are) resident(s) of **Kentucky**, the aggregate investment in the Company and it affiliates' non-publicly traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Maine**, I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Massachusetts**, the aggregate investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Missouri**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Nebraska** and I am a (we are) non-accredited investor(s), the aggregate investment in the Company and other non-publicly traded REITs does not exceed 10.0% of my (our) net worth (exclusive of home, home furnishings and automobiles). If I am a (we are) resident(s) of **New Mexico**, the aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **North Dakota**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Ohio**, the investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Oregon,** the investment in the Company and its affiliates does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Pennsylvania**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Tennessee**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth (exclusive of home, home furnishings, and automobiles). If I am a (we are) resident(s) of **Vermont** and I am a (we are) non-accredited investor(s), the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as my (our) total assets (not including home, home furnishings, or automobiles) minus total liabilities.

(F) INITIALS ____ INITIALS ____

If I am a (we are) resident(s) of **New Jersey**, I (we) represent that I (we) have either: (1) a liquid net worth of at least $350,000 or (2) a gross annual income of at least $85,000 and a liquid net worth of at least $100,000. In addition, the investment in the Company, affiliated programs and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X ____________________

SIGNATURE OF INVESTOR **(REQUIRED)**

____

DATE **(REQUIRED)**

X ____________________

SIGNATURE OF JOINT INVESTOR (if applicable)

X ____________________

AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS

(GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

PAGE 5 OF 6

HC4-IU1744(0716)

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

GRIFFIN AMERICAN IV HEALTHCARE REIT

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(7)

BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

BUSINESS PHONE# (REQUIRED) FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE #

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID #

CITY STATE ZIP CODE

BUSINESS PHONE# (REQUIRED) FAX #

E-MAIL ADDRESS

☐ **CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION.**
(Broker-Dealer Signature Approval Required)

x x

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE **(REQUIRED)**

x

SIGNATURE OF BROKER-DEALER OR RIA
(IF REQUIRED BY BROKER-DEALER)

DATE **(REQUIRED)**

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)

STATE **(REQUIRED)**

REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

MAIL TO:

Regular Mail:
Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail:
Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

PAGE 6 OF 6

HC4-IU1744(0716)

WIRING INSTRUCTIONS

Effective Date: July 12, 2016

(use of outdated instructions may result in returned funds.)

Thank you for choosing to invest in Griffin-American Healthcare REIT IV, Inc. For your convenience, listed below are the instructions for wiring funds for an investment in Griffin-American Healthcare REIT IV, Inc.

When wiring funds, please notify DST Systems, Inc. and provide the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered representative's name, phone number, and broker-dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the Subscription Agreement/Signature Page prior to the funds. If we receive the funds without a Subscription Agreement/Signature Page, we will be obligated to return the funds should we not receive the Subscription Agreement/Signature Page within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

Wiring Instructions for NON-RESIDENTS OF PENNSYLVANIA:

Bank: UMB Bank
Address: 1010 Grand, 4th Floor, Mall Stop: 1020409, Kansas City, MO 64106
Account#: 9871976270
ABA#: 101000695
Account Name: Griffin-American Healthcare REIT IV, Inc.

Wiring Instructions for RESIDENTS OF PENNSYLVANIA until the minimum offering is reached in Pennsylvania:

Bank: UMB Bank
Address: 1010 Grand, 4th Floor, Mall Stop: 1020409, Kansas City, MO 64106
Account#: 9872062299
ABA#: 101000695
Account Name: UMB Escrow Agent for Griffin-American Healthcare REIT IV, Inc.

Should you have any questions, please do not hesitate to contact us at 888.926.2688.

We look forward to serving your investment needs.

PAGE 1 OF 1

HC4-IU1745(0716)

Questions regarding your account should be directed to:

888.926.2688

GRIFFIN AMERICAN IV HEALTHCARE REIT

OPTIONAL

DIRECT DEPOSIT AUTHORIZATION

THE COMPANY PROVIDES THIS SERVICE TO CHARGE

RETURN WITH A VOIDED CHECK (REQUIRED)

Mail To: Griffin-American Healthcare REIT IV, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Fax To: 855.886.9862 (Toll Free)

NOTE: Direct deposit is not available for investments made through IRAs or qualified accounts.

NAME OF REGISTERED OWNER

REGISTERED OWNER'S SSN ☐☐☐ – ☐☐ – ☐☐☐☐ OR REGISTERED OWNER'S TAX ID# ☐☐ – ☐☐☐☐☐☐☐

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(MUST BE THE SAME AS REGISTERED OWNER)**

ACCOUNT NUMBER **(REQUIRED)**

Attach voided check here

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER **(REQUIRED)**

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
123456789 0001 000123456789
ABA Routing #
Check #
Account #

BANK MAILING ADDRESS

CITY STATE ZIP CODE

BANK TELEPHONE NUMBER ☐☐☐ – ☐☐☐ – ☐☐☐☐

PLEASE NOTE: Griffin-American Healthcare REIT IV, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supersede any previous distribution instructions.

Griffin-American Healthcare REIT IV, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Griffin-American Healthcare REIT IV, Inc. has notified me (us) that this deposit service has been terminated. In the event that Griffin-American Healthcare REIT IV, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE DATE

X

SIGNATURE OF JOINT INVESTOR DATE

E-MAIL ADDRESS **(required to receive notification of direct deposit)**

PAGE 1 OF 1

Questions regarding your account should be directed to:

888.926.2688

HC4-IU875(0716)

GRIFFIN AMERICAN IV HEALTHCARE REIT

OPTIONAL - NOT APPLICABLE TO CUSTODIAL REGISTRATIONS

TRANSFER ON DEATH (T.O.D.) FORM

TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Griffin-American Healthcare REIT IV, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- Minors may not be named as a beneficiary unless a custodian or guardian for such minor is also named.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Missouri.
- A T.O.D. designation may be voided at any time by Griffin-American Healthcare REIT IV, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of **Louisiana.**
- This form must not be used in conjunction with custodial held registrations. Under custodial held registrations, T.O.D. designations of beneficiaries will be collected by the custodian.

INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#1. INVESTOR'S SSN ___ – __ – ____

#1. DAYTIME PHONE# ___ – ___ – ____

#1. STATE OF RESIDENCE __

#2. NAME OF JOINT REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#2. INVESTOR'S SSN ___ – __ – ____

#2. DAYTIME PHONE# ___ – ___ – ____

#2. STATE OF RESIDENCE __

TRANSFER ON DEATH DESIGNATION

I (we) authorize Griffin-American Healthcare REIT IV, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%. For additional beneficiaries, please complete and attach an additional form.

PRIMARY BENEFICIARY

FULL NAME

SSN **(REQUIRED)** ___ – __ – ____ OR TAX ID# __ – _______

PERCENTAGE ___ %

BIRTHDATE __ – __ – __

☐ **SECONDARY BENEFICIARY** OR ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______

PERCENTAGE ___ %

BIRTHDATE __ – __ – __

☐ **THIRD BENEFICIARY** OR ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______

PERCENTAGE ___ %

BIRTHDATE __ – __ – __

SIGNATURE

By signing below, I (we) authorize Griffin-American Healthcare REIT IV, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designations(s) made previously with respect to my (our) Griffin-American Healthcare REIT IV, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Griffin-American Healthcare REIT IV, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Griffin-American Healthcare REIT IV, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Griffin-American Healthcare REIT IV, Inc.

X

SIGNATURE OF PRIMARY INVESTOR **(required)**

DATE

X

SIGNATURE OF JOINT INVESTOR **(if applicable)**

DATE

PAGE 1 OF 1

HC4-IU1455(0716)

Questions regarding your account should be directed to:

888.926.2688

GRIFFIN AMERICAN IV HEALTHCARE REIT

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT (For Additional Investments ONLY)

Additional Investment Subscription Agreement

This form may be used by any current stockholder in Griffin-American Healthcare REIT IV, Inc. (the "Company") who desires to purchase additional shares of the Company's common stock pursuant to the Additional Investment Subscription Agreement and who purchased their shares directly from the Company. Stockholders who acquired shares other than through use of a Subscription Agreement/Signature Page (e.g., through a transfer of ownership or T.O.D.) and who wish to make additional investments must complete the Griffin-American Healthcare REIT IV, Inc. Subscription Agreement/Signature Page.

A – INVESTMENT (a completed Additional Investment Subscription Agreement is required for each additional investment)

TOTAL INVESTED IN SHARES OF ***CLASS T*** STOCK $ ______

TOTAL INVESTED IN SHARES OF ***CLASS I*** STOCK (i.e., Fee Based Accounts)* $ ______

Existing Griffin-American Healthcare REIT IV, Inc. Account ______

Check here if applicable: ☐ Reduced Commission Purchase **Payment will be made with:** ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

B – INVESTOR INFORMATION (or Trustees if applicable)

CUSTODIAL OWNERSHIP (Send ALL paperwork directly to the custodian)

NON-CUSTODIAL OWNERSHIP (issue form(s) of payment payable to: "Griffin-American Healthcare REIT IV, Inc." except for Pennsylvania investors, who should issue payment to "UMB Bank Escrow Agent for Griffin-American Healthcare REIT IV, Inc." until we receive the minimum offering applicable in Pennsylvania.)

INVESTOR NAME ______ ☐ Mr. ☐ Mrs. ☐ Ms.

NAME OF JOINT INVESTOR ______ ☐ Mr. ☐ Mrs. ☐ Ms.

MAILING ADDRESS ______

CITY ______ STATE ______ ZIP ______

PHONE ______ BUSINESS PHONE ______

E-MAIL ADDRESS ______

☐ I (we) authorize the Company to make availabe on its website the documents and reports required to be delivered to me, and notify me via e-mail when such reports are available in lieu of receiving paper copies.

(SIGNATURE REQUIRED) ______

STREET ADDRESS (IF DIFFERENT FROM MAILING ADDRESS OR MAILING ADDRESS IS A PO BOX) ______

CITY ______ STATE ______ ZIP ______

INVESTOR DATE OF BIRTH (MM/DD/YYYY) ______

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY) ______

ENTITY TAX ID # (if applicable) ______

INVESTOR SSN# ______

JOINT INVESTOR / AUTHORIZED SIGNER SSN# ______

C – INVESTOR(S) SIGNATURES:

Under penalty of perjury, by signing this Additional Investment Subscription Agreement, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4 of a previously executed and submitted subscription agreement. Each investor must separately sign and initial each representation made in this Additional Investment Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS ______ INITIALS ______ **(A)** I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement/Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS ______ INITIALS ______ **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if I am a (we are) resident(s) of California, Iowa or New Jersey, that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS ______ INITIALS ______ **(C)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS ______ INITIALS ______ **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

Residents of Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Tennessee and Vermont

INITIALS ______ INITIALS ______ **(E)** If I am a (we are) resident(s) of **Alabama**, the aggregate investment in the Company and its affiliates does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Iowa**, the investment in the Company and any other public, non-exchange traded real estate investment trust does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, are not subject to this 10.0% investment limitation. If I am a (we are) resident(s) of **Kansas**, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is

C – INVESTOR(S) SIGNATURES CON'T ON NEXT PAGE

PAGE 1 OF 2

* Class I shares are only available for purchase by certain categories of investors, as set forth in the prospectus, as supplemented.

HC4-IU1746(0716)

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT (For Additional Investments ONLY)

GRIFFIN AMERICAN IV HEALTHCARE REIT

NAME OF INVESTOR OR TRUSTEE (REQUIRED)

Existing Griffin-American Healthcare REIT IV, Inc. Account #

C – INVESTOR(S) SIGNATURES CON'T (initial on previous page)

defined as that portion of my (our) total net worth (total assets minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. If I am a (we are) resident(s) of **Kentucky**, the aggregate investment in the Company and it affiliates' non-publicly traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Maine**, I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Massachusetts**, the aggregate investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Missouri**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Nebraska** and I am a (we are) non-accredited investor(s), the aggregate investment in the Company and other non-publicly traded REITs does not exceed 10.0% of my (our) net worth (exclusive of home, home furnishings and automobiles). If I am a (we are) resident(s) of **New Mexico**, the aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **North Dakota**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Ohio**, the investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Oregon**, the investment in the Company and its affiliates does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Pennsylvania**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Tennessee**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth (exclusive of home, home furnishings, and automobiles). If I am a (we are) resident(s) of **Vermont** and I am a (we are) non-accredited investor(s), the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as my (our) total assets (not including home, home furnishings, or automobiles) minus total liabilities.

INITIALS INITIALS

(F) If I am a (we are) resident(s) of **New Jersey**, I (we) represent that I (we) have either: (1) a liquid net worth of at least $350,000 or (2) a gross annual income of at least $85,000 and a liquid net worth of at least $100,000. In addition, the investment in the Company, affiliated programs and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X

SIGNATURE OF INVESTOR **(REQUIRED)**

DATE **(REQUIRED)**

X

SIGNATURE OF JOINT INVESTOR (if applicable)

X

AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS

(THE COMPANIES AND THEIR AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The registered representative or registered investment advisor (RIA) must sign below to complete the order. The registered representative or RIA warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber(s) as set forth in the current Prospectus (see "Suitability Standards") and Subscription Agreement, (b) he or she has informed the subscriber(s) of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and the Participating Broker-Dealer or RIA Agreement, and (c) he or she delivered the Prospectus and any supplements thereto through the date hereof to the subscriber(s) at least five days prior to the date that he or she will deliver this Additional Subscription Agreement to the Company.

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY STATE ZIP

BUSINESS PHONE# (REQUIRED) FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE #

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID #

CITY STATE ZIP

BUSINESS PHONE# (REQUIRED) FAX #

E-MAIL ADDRESS

CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION. (Broker-Dealer Signature Approval Required)

X X

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE **(REQUIRED)**

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)

STATE **(REQUIRED)**

X

SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER)

DATE **(REQUIRED)**

REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only** if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

MAIL TO: Griffin-American Healthcare REIT IV, Inc.
c/o DST Systems, Inc.,
PO Box 219133
Kansas City, MO 64121-9133

Questions regarding your account should be directed to:

888.926.2688

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HC4-IU1746(0716)